Exhibit 5(b)
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                          INVESTMENT ADVISORY AGREEMENT

                                     between

BAILLIE GIFFORD INTERNATIONAL FUND, INC. having its principal place of business at 201 Park Avenue South, New York, New York 10003, U.S.A. (hereinafter called "the Company") OF THE ONE PART

                                       and

GUARDIAN BAILLIE GIFFORD LIMITED, a company incorporated under the Companies Acts and having its Registered Office at 1 Rutland Court, Edinburg, EH3 8EY, Scotland (hereinafter called "The Manager") OF THE OTHER PART

WHEREAS:

      (A) The Company is engaged in business as an open-end management investment company and is registered as such under the U.S. Investment Company Act of 1940, as amended.

      (B) The Company is authorised to issue shares of common stock in one or more series, the shares of which will represent and correspond to interests in one or more separate portfolios of securities and other assets held by the Company.

      (C) The Manager is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, and is a member of, and regulated in the conduct of its investment business by, the Investment Management Regulatory Organisation Limited.

      (D) The Company desires the Manager to render investment management services to the Company and to those of its Series which are named in written Fee Appendices as described herein in the manner and on the terms and conditions herein set forth.

NOW IT IS HEREBY AGREED as follows:

      1. Interpretation

            1.1 In this Agreement the following words and expressions shall where not inconsistent with the context have the following meanings respectively:

                  (a) "Associate" means and includes any corporation which in relation to the person concerned (being a corporation) is a Holding Company or a Subsidiary or a Subsidiary of any such Holding Company or a Corporation (or a Subsidiary of a corporation) at least one-third of the issued share capital of which is beneficially owned by the person concerned or an Associate therefore under the preceding part of this definition and includes any firm the partners of which or any one or more of them are beneficially entitled whether directly or indirectly or through the medium of a corporation or corporations to at least three-quarters of the issued equity share capital of the person concerned (being a corporation) and includes any partner in any such firm. Where the person concerned is an individual, firm or other unincorporated body the expression "Associate" means and includes any corporation directly or indirectly or through the medium of a corporation or corporations controlled by such person and any partner in any such firm;


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                  (b) "Baillie Gifford Overseas Limited" means Baillie Gifford
            Overseas Limited, a company incorporated under the Companies Acts and having its registered office at 1 Rutland Court, Edinburgh EH3 8EY, Scotland;

                  (c) "Business Day" means a day on which the New York Stock
            Exchange is open for business;

                  (d) "Commencement Date" means 12 September 1994 or, if later, the date on which a copy of this Agreement signed by or on behalf of the Manager has been signed by or on behalf of the Company and returned to the Manager;

                  (e) "Custodian" means State Street Bank and Trust Company.
            Boston, Massachusetts, U.S.A. and its agents and subcustodian banks or such other bank or banks as may in the future serve as custodian of the investments;

                  (f) "Fee Appendix" means the Investment Advisory Fee Appendix entered into by the Manager and the Company on behalf of a Series, which sets forth the compensation to be paid by the Series to the Manager for services rendered hereunder. Each Fee Appendix shall be subject to the terms and conditions of this Agreement;

                  (g) "Holding Company" means a holding company as defined in
            Section 736 of the Companies Act 1985;

                  (h) "IMRO" means Investment Management Regulatory Organisation
            Limited;

                  (i) "Investments" means the assets and rights from time to time of each series comprised in the Portfolio of such Series;

                  (j) "Investment Policy" means the investment objective,
            policies and restrictions of a Series which are set out in the current Registration Statement on Form N-1A as filed with the SEC and as amended from time to time following written notice given by the Company to the Manager;

                  (k) "Portfolio" means the investments and cash which may from time to time comprise the assets of a Series;

                  (l) "Rules" means the rules (including any regulations) made by the board of IMRO, as altered, amended, added to or cancelled from time to time whether by the board of IMRO or pursuant to the Financial Services Act 1986, together with the Statutory Rules;

                  (m) "SEC" means the U.S. Securities and Exchange Commission;

                  (n) "Series" means a separate portfolio of assets of the
            Company which has been named in a written Fee Appendix;

                  (o) "Statutory Rules" means rules or regulations made under
            Chapter V of the Financial Services Act 1986 which are binding on the Manager;

                  (p) "Sub-Investment Advisory Agreement" means the
            sub-investment advisory agreement between the Manager and Baillie Gifford Overseas Limited of even date herewith;

                  (q) "Subsidiary" means a subsidiary as defined in Section 736 of the Companies Act 1985;


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                  (r) "Trustees" means the Board of Directors of the Company from time to time including any duly appointed committee thereof;

                  (s) "U.S." means the United States of America;

                  (t) "1940 Act" means the U.S. Investment Company Act of 1940, as amended;

                  (u) any reference to the Company, a Series or the Manager
            includes a reference to its or their duly authorised agents or delegates;

                  (v) words importing the singular number shall be deemed to include the plural number and vice versa;

                  (w) words importing the masculine gender only shall include the feminine gender and vice versa;

                  (x) words importing persons shall include companies or
            associations or bodies of persons, whether corporate or not; and

                  (y) any reference to this Agreement shall be deemed to be a reference to this Agreement as it may from time to time be supplemented by a Fee Appendix.

            1.2 The headings to the Clauses of this Agreement are for convenience only and shall not affect the construction or interpretation thereof.

            1.3 References herein to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted from time to time and shall include any provision of which they are re-enactments (whether with or without modification).

2. Appointment and Functions of the Manager

            2.1 With effect from the Commencement Date the Company hereby appoints the Manager to be the investment manager of the Portfolio of each Series, all upon the terms contained herein and the Manager hereby accepts such appointment and agrees to assume the obligations set forth herein.

            2.2 In exercising its functions under this Agreement the Manager shall at all relevant times consider advice given to it by Baillie Gifford Overseas Limited under the Sub-Investment Advisory Agreement.

            2.3 Notwithstanding Clause 2.2 above, any investment activity undertaken by the Manager pursuant to this Agreement and any other activities undertaken by the Manager on behalf of the Company or any series shall at all times be subject to any written directives of the Trustees, any duly constituted committee thereof or any officer of the Company acting pursuant to written directives of the Trustees.

3. Investment Management Functions of the Manager

            3.1 During the continuance of its appointment as investment manager of the Portfolio of each Series and without prejudice to the generality of Clauses 2.1 and 2.3 above the Manager shall:

                  (a) manage the investment and re-investment of the Portfolio of such Series on a discretionary basis with a view to achieving the investment objective contained in the Investment Policy;


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                  (b) provide valuations of the Investments of the Series in accordance with the provisions of Clause 11;

                  (c) as and when requested by the Company supply the Company with such information in connection with the Company and each Series as may be in the possession of the Manager or may reasonably be obtained from or provided by them;

            3.2 The Manager shall subject to Clause 4.1 take such steps as necessary to implement the Investment Policy of each Series and regularly report to the Trustees on the implementation of said Investment Policy and the Manager's activities in accordance with Clause 11 below in connection with the administration of each Series.

            3.3 The Manager shall keep or cause to be kept on behalf of each Series such books, records and statements to give a complete record of all transactions carried out by the Manager on behalf of each Series in relation to the investment and reinvestment of the Portfolio of such Series and such other books, records and statements as may be required by law and as may be necessary to give a complete record of all other transactions carried out by the Manager on behalf of each Series and shall permit the Company and each Series and their employees and agents and the auditors for the time being of the Company and each Series to inspect such books, records and statements at all reasonable times.

            3.4 All records required to be maintained and preserved by the Manager on behalf of each Series or the Portfolio of such Series pursuant to the provisions of rules or regulations of the SEC under Section 31(a) of the 1940 Act are the property of the Company and will be surrendered by the Manager promptly on request by the Company.

            3.5 The Manager hereby warrants that it holds and undertakes that it will continue to hold, all licences, permissions, authorisations and consents necessary to enable it to carry out its duties hereunder in the ordinary course of business and that all such licences, permissions, authorisations and consents are and will remain in full force and effect during the continuance of this Agreement.

            3.6 The services to be provided under this Agreement shall be so provided on the basis that the Company is a "Non-Private Customer" as defined in the Rules.

4. Manager's Specific Powers and Obligations in Relation to Investment
   Management

            4.1 Consistent with the Investment Policy and subject to any written directions (in accordance with Clause 2.3 above) communicated to the Manager, the Manager shall have and is hereby granted the authority, power and right for the Portfolio of each Series and in the name of the Company and each Series to supervise and direct the investments of each Series in its discretion and without prior consultation with the Company:

                  (a) to issue orders and instructions with respect to the
            disposition of Investments, moneys and other assets of the Portfolio of each Series;

                  (b) to purchase (or otherwise acquire), sell (or otherwise dispose of) and invest in investments, moneys and other assets for the account of each Series and effect foreign exchange transactions on behalf of each Series and for the account of each Series in connection with any such purchase, other acquisition, sale or other disposal;


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                  (c) to enter into, make and perform all contracts, agreements and other undertakings as may in the opinion of the Manager be necessary or advisable or incidental to the carrying out of the objectives of this Agreement;

                  (d) subject to the Rules, to aggregate transactions for the
            Portfolio of each Series with those of other clients and Associates without prior reference to the Company or any Series or such other clients. Aggregation may operate on some occasions to the advantage of a Series and on other occasions to the disadvantage of a Series. Also the Manager may act as agent for the Company and each Series in relation to transactions in which it is also acting as agent for its Associates;

                  (e) to purchase and sell Investments on any Recognised or
            Designated Investment Exchange as defined in the Rules (including for this purpose over the counter markets) or through such other intermediary as the Manager may in its discretion consider;

                  (f) to purchase or subscribe for Investments Not Readily
            Realisable (as defined in the Rules). However, such investments carry a high risk of not being readily realisable, market-makers may not be prepared to deal in them and proper information for determining their current value may not be available. The purchase of such investments is subject to such restrictions as may be set out in this Agreement not inconsistent with the Investment Policy;

                  (g) to accept offers of new issues, or rights issues and
            offers of paper and/or cash alternatives in takeover bids on behalf of each Series;

                  (h) to invest in Contingent Liability Transactions and Options
            (as defined in the Rules) effected otherwise than under the rules of a Recognised or Designated Investment Exchange (as defined in the Rules) or in a contract traded thereon;

                  (i) for the purposes of carrying out transactions in futures and options only, to deposit or pledge investments comprised in the Portfolio of each Series and such other documents of title and certificates evidencing title to such investments and other property as may be required in order to satisfy the counterparty's margin or collateral requirements. In all other circumstances and except (a) with the written consent of and on terms agreed with the Company or
            (b) if appropriate, as may be provided in the Company's current Registration Statement filed with the SEC (as amended from time to time) investments comprised in the Portfolio of a Series and documents of title and certificates evidencing title to such investments and other property acquired under this Agreement may not be lent to a third party nor may money be borrowed on the Company's or a Series' behalf against the security of such investments, documents and property.

            4.2 As Investments may be denominated in different currencies, a movement of exchange rates may have a separate effect, unfavourable as well as favourable, on the gain or loss otherwise experienced in the Investments.

            4.3 The Company understands that markets involving Contingent Liability Transactions can be highly volatile and that such instruments carry a high risk of loss and that a relatively small adverse market movement may result not only in loss of the original investment but also an unquantifiable further loss exceeding any margin deposited. The Company further understands that it may be required to pay on behalf of a Series


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      a deposit or margin in support of a transaction or to supplement that payment after the transaction has been effected and that the consequence of non-payment may result in the loss of deposit or margin.

            4.4 The Company acknowledges receipt of the Risk Disclosure Statements set out in Schedule 1 hereto.

            4.5 The Manager shall observe and comply with all resolutions of the Trustees of which it has written notice and other lawful orders and directions given in writing to it from time to time by the Trustees and all activities engaged in by the Manager hereunder pursuant to Clause 3 above shall at all times be subject to the control of and review by the Trustees and without limiting the generality of the foregoing the Trustees may from time to time:

                  (a) prohibit the Manager from investing the Portfolio of any
            Series in any investment or in any currency or country or in or with any person;

                  (b) require the Manager to sell any investment or (subject to the availability of funds) to purchase, on behalf of a Series, any investment;

                  (c) amend the Investment Policy of any Series and notify the
            Manager of this in writing;

      and the Manager shall and shall procure that any person, firm or company to whom it delegates any of its functions hereunder shall give effect to all such decisions.

5. Payments Due on Investments

            The Company shall be responsible on behalf of each Series for any unpaid calls or other sums which may become payable upon any of the Investments or any rates, taxes or other imposts or similar liabilities levied or arising on or in respect of any of the Investments.

6. Cold Calls

            The Company and the Manager are free under this Agreement to telephone, visit or otherwise communicate with each other without express invitation to discuss the Portfolio of any Series, its composition and investment policy or changes therein, or any individual investment current or proposed. This may constitute a "Cold Call" in terms of the Rules.

7. Custody Arrangements

            7.1 The Company on behalf of each Series will at the written request of the Manager arrange for the opening of bank accounts in the name of each Series with the Custodian. All sums belonging to a Series including proceeds of sales and income received on investments shall be credited directly to such accounts. The Manager will hold no moneys on behalf of a Series, and accepts no liability for any default by the Custodian. These bank accounts and moneys are not Client Bank Accounts or Clients' Money (as defined in the Rules).

            7.2 Securities forming part of the Portfolio of each Series will be registered in the name of the Custodian or held to its order. The Manager accepts no liability for any default by the Custodian or sub-custodian banks.


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8. Settlement

            The Manager will attend to the settlement and delivery of all purchases and sales of Investments of each Series and deal with issues, rights entitlements and any other matters affecting such investments. The Manager will also be entitled to instruct the Custodian to make delivery of documents of title or certificates evidencing title when settling transactions.

9. Voting

            Any rights conferred by Investments of a Series shall be exercised in such manner as the Manager may determine after having considered the advice of Baillie Gifford Overseas Limited, (subject to the rights of the Trustees to give instruction to the Manager regarding the exercise of such rights) and subject as aforesaid the Manager may in its discretion refrain from the exercise of such rights. The Company, on behalf of each Series, shall from time to time, upon request from the Manager, execute and deliver or cause to be executed and delivered to the Manager or its nominee(s) such powers of attorney or proxies as may reasonably be required authorising such attorneys or proxies to exercise any rights or otherwise act in respect of all or any part of the Investments. Without prejudice to the generality of the foregoing the Manager will be entitled to give voting instructions to the Custodian in respect of the exercise of any voting or other rights attached to any Investment at the discretion of the Manager or as the Company may instruct from time to time.

10. Lending and Borrowing

            10.1 Subject to the Investment Policy of a Series and as provided in this Clause 10, investments comprised in the Portfolio of a Series and documents of title and certificates evidencing title to such investments and other property acquired under this Agreement may not be lent to a third party nor may money be borrowed on the Company's or a Series' behalf against the security of such investments, documents and property.

            10.2 Subject to the Investment Policy of a Series, an overdraft facility or line of credit may be established on behalf of each Series and may be used as a temporary measure for the extraordinary or emergency needs of each Series.

            10.3 Subject to the Investment Policy of a Series and to the temporary borrowing facility provided for in 10.2 above, the Manager may not commit the Company or a Series to supplement the monies in the Portfolio of the Series either by borrowing on its behalf or by committing it to a contract the performance of which may require them to supplement the Portfolio of such Series.

11. Reporting

            11.1 The Manager shall arrange to notify the Company of transactions in each Series on a daily basis and will instruct brokers to send the original contract note to the Custodian and copies to the Company and the Manager.

            11.2 The Manager shall supply quarterly, on a Series by Series basis, to the Company the following:

                  (a) reports incorporating inter alia investment policy, which will be sent within twenty-five working days of the end of the quarter to which the report relates;


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                  (b) a Portfolio valuation prepared by Datastream or some other mutually agreed and reputable supplier of valuation services. Such valuations will show the number of units of each investment or other asset held, the book cost and the aggregate value of each as at the valuation date and will normally use middle market prices for listed investments. In the event of any change in this method the Manager will notify the Company accordingly;

                  (c) a statement of any income received on the investments
            held;

                  (d) a schedule detailing the performance of each Series broken down into major sectors and comparing the return of the relevant index against the return of each Series. The returns will be compiled by the WM Company using information supplied by the Manager; and

                  (e) schedules showing transactions undertaken during the
            period under review.

            11.3 The Manager shall attend meetings with the Company from time to time as required by the Trustees. Instructions as to the management of the Portfolio of each Series given orally to the Manager at such meetings will be confirmed in writing to the Manager as provided for in Clause 23.

12. Material Interests

            12.1 Except as provided in Clause 4.1(d) of this Agreement, the Manager may not effect transactions for the Portfolio of a Series in which it has directly or indirectly a material interest or any relationship with another party which may involve a conflict of the Manager's duty to the Company and each Series without prior reference to the Company, other than transactions in units in unit trusts managed by Baillie Gifford & Co. Limited, an Associate of the Manager, in accordance with the provisions of sub-clause 12.2 of this Agreement.

            12.2 For the purposes of sub-clause 12.1 of this Agreement the Manager may not effect transactions for the Portfolio in units in unit trusts managed by Baillie Gifford & Co. Limited unless the Manager shall first have been issued with an order of exemption by the SEC in accordance with sub-section 17(a)(1)(b) of the 1940 Act.

13. Relevant Arrangements

            The Manager may not effect transactions for the Portfolio of any Series with or through the agency of a person who provides services under any arrangement where that person will from time to time provide to or procure for the Manager services or other benefits which result, or are designed to result, in an improvement in the services which the Manager provides to its clients and for which it may make no direct payment but may undertake to place business with that person.

14. Fees

            In consideration for the services to be provided by the Manager under this Agreement each Series shall, during the continuance of this Agreement, pay to the Manager fees calculated by reference to the value of the Portfolio of each Series all in accordance with the provisions set forth in the applicable Fee Appendix. All such Fee Appendices shall provide that they are subject to all terms and conditions of this Investment Advisory Agreement.


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            Compensation under this Agreement and the related Fee Appendices for all Series shall be calculated and accrued daily and the amounts of the daily accruals shall be paid quarterly, or at such other intervals agreed to by the parties. If this Agreement becomes effective with respect to a Series subsequent to the first day of a quarter or shall terminate before the last day of a quarter, compensation for that part of the quarter during which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in the applicable Fee Appendix.

15. Taxation

            Bank statements and vouchers for each Series will be sent by the Custodian to the Company to enable the Company to reclaim any credits in respect of or tax deducted from the income of the Portfolio of such Series.

16. Term and Termination of the Agreement

            16.1 The term of this Agreement shall begin on 12 September 1994, provided that, with respect to any Series, this Agreement shall not take effect unless it has first been approved by the Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) and by a majority of the outstanding voting securities of that Series (as defined in the 1940 Act) and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect until 1 January 1996. Thereafter, this Agreement shall continue in effect from year to year with respect to a Series, subject to the termination provisions and all other terms and conditions hereof, provided such continuance is approved at least annually by the vote of holders of a majority of the outstanding voting securities of such Series (as defined in the 1940 Act) or by the Trustees, provided that in either event, such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement and are not "interested persons" (as defined in the 1940 Act) of any party, which vote must be cast in person at a meeting called for the purpose of voting on such approval. The Manager shall furnish to the Company, on behalf of each Series, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

            16.2 Subject to Clauses 16.3 and 16.4 below, the Company may, at any time and without the payment of any penalty, terminate this Agreement on behalf of a Series upon sixty (60) days written notice to the Manager, either by majority vote of the Trustees or by the vote of a majority of the outstanding voting securities of such Series (as defined in the 1940
      Act).

            16.3 The Company, on behalf of each Series, shall also be entitled to terminate forthwith the appointment of the Manager hereunder notwithstanding any period remaining in accordance with this Clause or, no notice having been given:

                  i) if the Manager shall commit any material breach of its
            obligations under this Agreement and (if such breach shall be capable of remedy) shall fail within thirty days of receipt of notice in writing served by the Company requiring it so to do to make good such breach;

                  ii) if an order is male or a resolution passed to wind up the
            Manager or if a receiver is appointed to the whole or any part of the property and undertaking of the Manager;


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                  iii) if the Shareholders Agreement between The Guardian
            Insurance & Annuity Company, Inc., Baillie Gifford Overseas Limited and the Manager dated 7 November 1990 is terminated.

            16.4 The Manager may terminate this Agreement with respect to a Series without payment of penalty upon sixty days written notice to the Company.

            16.5 The Manager shall also be entitled to terminate forthwith this Agreement with respect to a Series, notwithstanding any period remaining in accordance with this Clause or, no notice having been given, if (i) the said Shareholders Agreement between The Guardian Insurance & Annuity Company, Inc., Baillie Gifford Overseas Limited and the Manager is terminated or expires by effluxion of time, or (ii) an order is made or a resolution passed to wind up the Company or such Series, or (iii) if the Company shall commit any material breach of its obligations under this Agreement and (if such breach shall be capable of remedy) shall fail within 30 days of receipt of notice in writing served by the firm requiring it so to do to make good such breach.

            16.6 Termination of this Agreement as detailed in this Clause with respect to any Series shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Series.

            16.7 This Agreement shall immediately terminate in the event of its assignation or assignment (as that term is defined in the 1940 Act) by either party unless such automatic termination shall be prevented by an exemptive order or rule of the SEC.

            16.8 On the termination of the appointment of the Manager under the provisions of this Clause the Manager shall be entitled to receive all fees accrued due up to the date of such termination but shall not, in the case of termination under any sub-clauses 16.2, 16.3 or 16.4 above, be entitled to compensation in respect of such termination.

            16.9 On termination of the appointment of the Manager under the provisions of this Clause the Manager shall deliver to the Company, or as it shall direct, all books of account, records, registers, correspondence, documents and assets in relation to the affairs of or belonging to the Company or any Series in possession of or under the control of the Manager as investment manager and take all necessary steps to vest in each Series any assets previously held in the name of or to the order of the Manager as investment manager on behalf of each Series.

            16.10 Termination of the appointment of the Manager hereunder shall be without prejudice to transactions already initiated, which transactions shall be completed.

            16.11 The Company and the Manager will co-operate with each other to ensure that transactions in progress at the date of termination of the Manager's appointment hereunder shall be completed by the Company in accordance with the terms of such transactions and, to this end, the Manager shall provide the Company with all necessary information and documentation to secure implementation thereof.

17. Continuation and Exercise of Manager's Powers

            The authorities herein contained are continuing ones and shall remain in full force and effect until revoked by termination of this Agreement as hereinbefore provided but such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation.


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18. Non-Exclusivity

            18.1 The services of the Manager hereunder are not to be deemed exclusive and the Manager or any Associate thereof shall be free to render investment management services, investment advisory services and corporate administrative services to other parties (including without prejudice to the generality of the foregoing other investment companies) on such terms as the Manager or such Associate may arrange so long as its services under this Agreement are not thereby impaired and to retain for its own use and benefit fees or other moneys payable thereby. The Manager shall not be deemed to be affected with notice of or to be under any duty to disclose to the Company any fact or thing which may come to the notice of it or any servant or agent of it in the course of the Manager rendering the said services to others or in the course of its business in any other capacity or in any manner whatsoever otherwise than in the course of carrying out its duties under this Agreement

            18.2 The Manager agrees to permit individuals who are directors or officers of the Manager to serve as trustees or officers of the Company.

19. Indemnity

            19.1 Neither the Manager nor any of its officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for the Company or any Series (at the direction or request of the Manager) or the Manager in connection with the Manager's discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Company or any Series in connection with the matters to which this Agreement relates, except for loss resulting from wilful misfeasance or misconduct, wilful default, bad faith, or gross negligence in the performance of its or his/her duties on behalf of the Company or any Series or from reckless disregard by the Manager or any such person of the duties of the Manager under this Agreement.

            19.2 The Manager shall not be liable for the consequences of any investment decision made hereunder or in respect of any other fund managed by the Manager or any of its Associates which is a permitted investment hereunder. The Manager acts only as agent for the Company and each Series and the Company hereby undertakes to indemnify the Manager against all actions, proceedings, claims, demands, costs and expenses which may be brought against, suffered or incurred by the Manager by reason of its performance of such duties, including all legal, professional and other expenses incurred.

            19.3 Notwithstanding the provisions of Clause 19.2 the Manager will indemnify the Company and each Series in respect of any loss incurred as a result of negligence or fraud by the Manager or any of its Associates or their respective employees in their performance of the duties under the terms of this Agreement.

20. Complaints

            20.1 The Manager has established procedures in accordance with the requirements of IMRO for the effective consideration of complaints by the Company.

            20.2 Should the Company wish to make a complaint to the Manager about any aspect of the Manager's carrying out of its duties under this Agreement or otherwise, it shall, in the first instance, do so by letter addressed to the director or directors of the Manager responsible for the management of the Portfolio of the Series in question. If no satisfactory resolution of the complaint is achieved within five days, the Company may reiterate the complaint by letter addressed to the Chairman of the Manager. If no satisfactory resolution is achieved within ten days of the original complaint, the Company shall then make its complaint to IMRO. Notwithstanding the above provisions the Company has a right of complaint direct to IMRO at any time.

            20.3 A booklet setting out the Company's right to investor's compensation under the Securities and Investments Board's Scheme is available on request from the Manager.

21. Delegation

            The Manager is authorised to delegate any or all of the obligations incumbent upon it in terms of this Agreement to Baillie Gifford Overseas Limited provided that such delegation is effected by way of a sub-investment advisory agreement in the form or as near as in the form of
      Schedule 2 annexed hereto.

22. Confidentiality

            Neither of the parties hereto shall during the continuance of this Agreement or after its termination disclose to any person, firm or fund whatsoever (except with the authority of the relevant party or unless ordered to do so by a court of competent jurisdiction or any regulatory body) any information relating to the business, investments, finances or other matters of a confidential nature of the other party of which it may in the course of its duties hereunder or otherwise become possessed and each party shall use all reasonable endeavours to prevent any such disclosure as aforesaid.

23. Reliance on Documents

            Whenever pursuant to any provision of this Agreement any notice, instruction or other communication is to be given by, or on behalf of, the Company (or its Trustees) to the Manager, the Manager may accept as sufficient evidence thereof:

                  i) a document signed or purporting to be signed on behalf of the issuing party by such person or persons whose signature the Manager is for the time being authorised by such issuing party to accept; or

                  ii) a message by tested telexcopier, facsimile machine or
            cable transmitted by, or on behalf of, the Company (or its Trustees) by such person or persons whose messages the Manager is for the time being authorised by the Company or its Trustees to accept, and the Manager shall not be obliged to accept any document or message signed or transmitted or purporting to be signed or transmitted by any other person.

24. Severability

            If any of the provisions of this Agreement is found by an arbiter, court or other competent authority to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect.

            Notwithstanding the foregoing the parties shall thereon negotiate in good faith in order to agree to the terms of a mutually satisfactory provision to be substituted for the provision so found to be void or unenforceable.

25. Amendments

            This Agreement may be amended by mutual consent, but no amendment shall be effective as to any given Series until it is approved by vote of a majority of such Series' outstanding voting securities, and by the vote of a majority of the members of the Board of Trustees, including a majority of the Trustees who are not deemed to be "interested persons" (as defined by the 1940 Act).

            Notwithstanding the foregoing, where the effect of a requirement of the 1940 Act which is reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

26. Notices

            Any notice required to be given under this Agreement shall be in writing, delivered personally or sent by first class prepaid letter or transmitted by telex or facsimile and shall be deemed duly served if left at or sent or (as appropriate) transmitted to the following addresses (or to the most recent of any other address of which a party hereto shall have given notice to the other party pursuant to this Clause):

            (a)   if to the Company at:
                  201 Park Avenue South
                  New York 10003
                  U.S.A.
                  For the attention of: J.M. Smith
                  Facsimile number: 212-353-1845

            (b)   if to the Manager at

                  1 Rutland Court
                  Edinburgh EH3 8EY
                  Scotland
                  For the attention of: G. Gemmell
                  Facsimile number: 031-222-4099

            Notices sent by first class air mail prepaid letter shall be deemed to be served seven business days after posting. Evidence that the Notice was properly addressed, stamped and put into post shall be conclusive evidence of posting. A notice sent by facsimile transmission shall be deemed to have been served at the time when a complete and legible copy is received by the addressee. In this Clause "business day" means a day on which normal banking business is carried on in Edinburgh and New York City.

27. Arbitration

            If any dispute shall arise between the parties as to the true intent or meaning or the implementation or termination of this Agreement or any part thereof in any manner of way, such dispute shall be referred to a single Arbiter to be nominated by the President for the time being of the Law Society of Scotland on the application of either party hereto and all decisions and awards of such arbiter both interim and final shall be binding upon all parties who hereby respectively undertake to implement and fulfil the same. Section 3(3) of the Administration of Justice (Scotland) Act 1972 shall not apply to this Agreement.

28. Miscellaneous

            All persons extending credit to, contracting with or having any claim against the Company, its Series or the Trustees shall look only to the assets of the Company or the Series, as the case may be, for payment under such credit, contract or claim. Neither the shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable for payment of any such credit, contract or claim. The obligations of the Company and each Series hereunder may be satisfied only by resort to the assets of the Company as divided among the Series.

29. Governing Law

            Notwithstanding any conflict of laws, principles or provisions which may otherwise apply, this Agreement and the rights and obligations of the parties shall be governed by and are to be construed in accordance with the law of Scotland and, to the extent applicable, in accordance with the 1940 Act: IN WITNESS WHEREOF these presents typewritten on this and the 13 preceding pages are, together with the Schedules, executed in triplicate as follows: they are subscribed for and on behalf of Guardian Baillie Gifford Limited by Gavin John Norman Gemmell, one of its Directors, at Edinburgh, Scotland on 5 October 1994 before these witnesses, Edward Harry Rockwell, of 1 Rutland Ct., Edinburgh and Rowan Robin Menzies of 1 Rutland Ct., Edinburgh; and they are subscribed for and on behalf of Baillie Gifford International Fund, Inc. by John M. Smith, one of its Officers at New York, United States of America on September, 1994 before these witnesses, Richard T. Potter, Jr. and Marjorie A. Silverman both of 201 Park Avenue South, New York, New York.

                                   For Baillie Gifford International Fund, Inc.:


                                   /s/ John M. Smith
                                   ---------------------------------------------


/s/ Richard T. Potter?  Witness
----------------------


/s/ [ILLEGIBLE]?        Witness
----------------------

                                   For Guardian Baillie Gifford Limited:


/s/ [ILLEGIBLE]?        Witness    /s/ Gavin JN Gemmell
----------------------             ---------------------------------------------


/s/ [ILLEGIBLE]?        Witness
----------------------             ---------------------------------------------

                                   SCHEDULE 1

                        GENERAL RISK DISCLOSURE STATEMENT

                                     PART 1

      This statement is made in compliance with the rules of the Securities and Investments Board.

      The risk of loss in investing in commodity, financial or other futures, options or contracts for differences can be substantial. You should carefully consider whether such investments are suitable for you in the light of your circumstances and financial resources. You should be aware of the following points:

      1. In a relatively short time you may sustain a total loss of the deposits and of the margin placed with your broker to establish or maintain an open position if the market moves against you. You may be called upon to deposit a substantial additional margin, at short notice, to maintain your position. If you do not provide such additional funds within the time required, your position may be liquidated at a loss and you will be liable for any resulting deficit.

      2. If you deposit collateral as security for calls made upon you by your broker it will lose its identity as your property once dealings on your behalf are undertaken and may be passed to an exchange's clearing house or other brokers. Even if your dealings should ultimately prove profitable, you may have to accept payment in cash and not get back the actual assets which you have deposited. Nor will your deposit be protected to the same extent as would a cash deposit held on trust in a segregated client bank account.

      3. Under certain market conditions it may be difficult or impossible to liquidate a position. This may occur, for example, at times of rapid price movement if the price rises or falls in one trading session to such an extent that, under the rules of the relevant exchange, trading is suspended or restricted.

      4. Placing a stop-loss order will not necessarily limit your losses to the intended amounts, for market conditions may make it impossible to execute such orders at the stipulated price.

      5. A spread or straddle position may be as risky as a single long or short position and can be more complex.

      6. Markets in futures, options and contracts for differences can be highly volatile and investment in them carries a high risk of loss. The high degree of "gearing" or "leverage" is a particular feature of this type of transaction. This stems from the margining system applicable to such contracts which generally involves a comparatively modest deposit or margin in terms of the overall contract value, so that a relatively small market movement can have a disproportionately dramatic effect on your investment. If the market movement is in your favour, you may achieve a good profit return, but an equally small adverse market movement can result not only in the loss of your entire original investment, but may also expose you to the distinct possibility of an unquantifiable loss exceeding your original investment.

      7. If you take (buy) an option, your risk in most cases will be less than trading in futures since you should not lose more than the premium you paid plus any commission or other transaction charges. However, there are many different types of options with different peculiarities and subject to different conditions. You should accordingly require your broker to inform you of all relevant details before committing yourself. In all cases you can easily lose your entire investment in the option.

      If you grant (sell) an option, your risk of loss may be at least as great as your exposure in trading futures. Although you will receive a premium payment for granting (selling) the option, a relatively small adverse market movement can quickly eradicate that premium. You may be liable to pay substantial additional margins which could involve you in significant losses. Moreover, the buyer of an option acquires certain rights which may limit your ability to protect yourself. Only experienced traders should contemplate granting options and then only after securing full details from their broker of the applicable conditions and potential risk exposure.

      8. Unless you have effectively agreed otherwise in circumstances where this is permitted under the rules of the Board when your broker deals for you he should do so only in contracts of the types dealt with on one of the recognised or designated exchanges. If you instruct a broker to deal on foreign markets, he will probably instruct a broker in the country concerned. Normally that broker will not be subject to the rules or regulations of the Securities and Investments Board and the exchange on which he effects the transaction may not be subject to as strict regulations as a recognised investment exchange in the United Kingdom. Hence the degree of protection afforded to you may be less than if you restrict your transactions to the United Kingdom markets. You should ensure that your broker explains the protections which will operate and ascertain whether he accepts liability for any default of the foreign broker that he employs. If he does not accept such liability you could lose all that you have invested or stand to gain if the foreign broker defaults.

      9. You should require of your broker prior to the commencement of trading written confirmation of all commission and other transaction charges for which you will be liable. In the event that any charges are not expressed in money terms (but, for example, as a percentage of contract value) you should obtain a clear written explanation, including appropriate examples, to establish what such charges are likely to mean in specific money terms. You should realise that when commission is charged as a percentage it will normally be as a percentage of the total contract value and not simply a percentage of your deposit.

      10. Brokers may also be dealers trading for their own account and they may accordingly be involved in the same markets as you. Under such circumstances you should be aware that their own account involvement could be contrary to your interests. Your broker is required to inform you in advance if he deals on his own behalf in relevant markets.

      11. The guarantee of performance by the exchanges' clearing houses applies only to their contracts with members. They do not guarantee performance of your brokers' contracts with you.

      12. Your broker's insolvency or that of any other brokers involved may lead to your positions being closed out without your consent.

      13. You have agreed that your money held by your broker need not be segregated in a client bank account and you will lack that protection should your broker become insolvent.

      14. This brief statement cannot disclose all risks of investments in futures, options and contracts for differences. They are not suitable for many members of the public and you should carefully study such investments before you commit funds to them. They may also have tax consequences and on this you should consult your lawyer, accountant or other tax adviser.

                                    PART III

                          Limited Liability Transaction

      1. Before entering into a limited liability transaction, you should obtain from your broker or the firm with which you are dealing a formal written statement confirming that the extent of your loss liability on each transaction will be limited to an amount agreed by you prior to entering into the transaction.

      2. The amount of such agreed liability must be indicated in the contract or confirmation note of the transaction.

      3. You are required under the rules of the Board to deposit in cash the amount of the agreed maximum liability assumed by you in relation to each transaction.

      4. The amount you can lose in limited liability transactions will be less than in other margined transactions where there is no guaranteed loss limit. Such costs must be included in (and not additional to) your agreed loss liability, and you should be aware that higher charges increase the likelihood and extent of your loss.

                      ADDITIONAL RISK DISCLOSURE STATEMENT

      This Statement is made in compliance with the rules of the Securities and Investments Board because you have authorised your broker to deal with or for you in futures, options or contracts for differences which are not undertaken under the rules of a recognised or designated investment exchange and in contracts traded thereon. Its purpose is to warn you of the risks, additional to those referred to in the General Risk Disclosure Statement, inherent in such dealings.

            1. In general it is only if you are a business, professional or experienced investor within the meaning of the Board's rules and have agreed to be treated as such that your broker will be entitled to undertake such dealings with or for you. There are only three other circumstances in which this is permissible subject to your agreement:

                  (a) if the dealings are undertaken under a limited liability transaction (see the General Risk Disclosure Statement) and your broker has required you to deposit with him a sum in cash equivalent to the amount of your limited liability prior to the entry into the transaction,

                  (b) if your broker carries on investment business only as an
            "execution-only dealer", acts only on your unsolicited instructions and offers no advice or recommendation of any kind, or

                  (c) your broker is managing your investment portfolio under an agreement which provides that such transactions may be entered into but only with a view to protecting against possible adverse fluctuations in the value of other investments or cash in the portfolio.

            Unless you are a business, professional or experienced investor or one or more of circumstances (a), (b) and (c) apply your broker will not be entitled to undertake such transactions with or for you.

            2. Such transactions may involve you in substantially greater risks than you might incur by investing in futures, options or contracts for differences under the rules of a recognised or designated investment exchange and in contracts of a type traded thereon.

            3. There is no regulated market in such contracts and the bid and offer prices will be established solely by dealers in these contracts. Hence you may not be able to sell what you have bought or buy what you have sold or to ascertain whether you are doing so at a fair price.

            4. Before entering into any such transactions you should obtain from your broker a written explanation as to how dealing is to be conducted, the nature of the contracts offered, the facilities which will be made available to you and the applicable procedures for entering into the liquidating transactions, the method of calculating prices and other relevant material. This you should study carefully, in conjunction with the General Risk Disclosure Statement and this Additional Risk Disclosure Statement. You should satisfy yourself that dealing is conducted throughout in strict conformity with that written explanation and report to the Board if you have reason to believe it is not. (The Securities and Investments Board, 3 Royal Exchange Buildings, London EC3V 3NL Tel: 283
      2474).

            5. If you deal in contracts which are traded solely by one dealer you will have no alternative other than to liquidate your position with the same dealer and to accept the price he offers. You should ensure that this price will be based on objective criteria and that your broker undertakes that deals will be done at that price.

            6. You are also reminded that if you have agreed that your money held by your broker need not be segregated in a client bank account you will lack that protection should your broker become insolvent.

                      RISK DISCLOSURE STATEMENT -- OPTIONS

      This statement is made in compliance with the rules of the Securities and Investments Board.

      The risk of loss in investing in options can be substantial. You should carefully consider whether such investments are suitable for you in light of your circumstances and financial resources. You should be aware of the following points:

Risk Disclosure Statement

            1. There are many different types of options with different peculiarities and subject to different conditions. You should accordingly require your broker to inform you of all relevant details before committing yourself. If you take (buy) an option, the extent of your risk should not be more than the amount of the premium you paid plus any commission or other transaction charges. However, if you write or grant
      (sell) an uncovered option, a relatively small adverse market movement can quickly eradicate that premium. You may be liable to pay substantial additional margins which could involve you in significant losses. You may be obliged to make or take delivery of the underlying investment. Moreover, the buyer of an option acquires certain rights which may limit your ability to protect yourself. Only experienced persons should contemplate selling options and then only after securing full details from their broker of the applicable conditions and potential risk exposure.

            2. If you are required to deposit collateral as security with your broker in respect of your options transactions, the way in which it will be treated will vary widely according to the type of option and where it is traded. If you trade options on a recognised or designated investment exchange, the rules of that exchange and its clearing house are likely to apply, but entirely different practices and conditions are likely to be applicable in the case of off-exchange options. You are strongly advised in either case to ascertain from your broker prior to entering into the transaction how your collateral will be dealt with, whether or not it will retain its identity as your property, and under what circumstances you may be called upon for additional collateral or other forms of security deposit.

            3. Under certain market conditions it may be difficult or impossible to liquidate positions. This may occur, for example, at times of rapid price movement if the price rises or falls in one trading session to such an extent that, under the rules of the relevant exchange, trading is suspended or restricted.

            4. A spread or straddle position may be as risky as a single long or short position and can be more complex.

            5. Unless you have effectively agreed otherwise in circumstances where this is permitted under the rules of the Board when your broker deals for you he should do so only in contracts of the type dealt with on one of the recognised or designated exchanges. If you instruct your broker to deal on foreign markets, he will probably instruct a broker in the country concerned. Normally that broker will not be subject to the rules or regulations of the Securities and Investments Board and the exchange on which he effected the transaction may not be subject to as strict regulations as a recognised investment exchange in the United Kingdom. Hence the degree of protection afforded to you may be less than if you restrict your transactions to the United Kingdom markets. You should ensure that your broker explains the protections which operate and ascertain whether be accepts liability for any default of the foreign broker that he employs. If he does not accept such a liability you could lose all that you have invested or stand to gain if the foreign broker defaults.

            6. You should require of your broker prior to the commencement of trading written confirmation of all commission and other transaction charges for which you will be liable. In the event that any charges are not expressed in money terms (but, for example, as a percentage of contract value) you should obtain a clear written explanation, including appropriate examples, to establish what such charges are likely to mean in specific money terms.

            7. Brokers may also be dealers trading for their own account and they may accordingly be involved in the same markets as you. Under such circumstances you should be aware that their own account involvement could be contrary to your interests. Your broker is required to inform you in advance if he deals on his own behalf in relevant markets.

            8. The guarantee of performance by the exchanges' clearing houses applies only to their contracts with members. They do not guarantee performance of your contracts.

            9. Your broker's insolvency or that of any other firm involved in the transaction may lead to your positions being closed out without your consent.

            10. You have agreed that your money held by your broker need not be segregated in a client bank account and you will lack that protection should your broker become insolvent.

                               For Baillie Gifford International Fund, Inc.:


                               /s/ John M. Smith
                               ----------------------------------------------

                               For Guardian Baillie Gifford Limited:


                               /s/ [ILLEGIBLE]?
                               ----------------------------------------------

                   INVESTMENT ADVISORY AGREEMENT FEE APPENDIX

      Fee Appendix made as of September 12, 1994, between BAILLIE GIFFORD INTERNATIONAL FUND, INC., a Maryland corporation (the "Company"), on behalf of Baillie Gifford Emerging Markets Fund ("Series"), a series of shares of common stock of the Company, and GUARDIAN BAILLIE GIFFORD LIMITED (the "Manager"), a company incorporated under the Companies Act and registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

      WHEREAS the Company has appointed the Manager as investment adviser and administrator for each series of shares of beneficial interest of the Company for which it may enter into a Fee Appendix pursuant to the Investment Advisory Agreement dated September 12, 1994 between the Company and the Manager ("Investment Advisory Agreement"); and

      WHEREAS the Series has been established as a series of shares of the Company;

      NOW, THEREFORE, the parties agree as follows:

      1. The Investment Advisory Agreement is hereby adopted for the Series. The Series shall be one of the "Series" referred to in the Investment Advisory Agreement. Certain capitalized terms used without definition in this Fee Appendix have the meaning specified in the Investment Advisory Agreement.

      2. For the services provided and the expenses assumed pursuant to the Investment Advisory Agreement with respect to the Series, and subject to paragraph 3 hereof, the Series will pay to the Manager a fee (exclusive of Value Added Tax), computed daily and paid quarterly (or at such other intervals as the parties may from time to time agree), at the monthly rate of one twelfth of one percent of:

         A  where:
        ---
         B

      "A" means the aggregate of the Values of the Portfolio as at the close of business on each Business Day falling in that quarter; and

      "B" means the number of Business Days falling in that quarter.

      3. From the fee calculated above there shall be deducted sums representing a pro rata share of the management charge arising on any unit trust managed by Baillie Gifford & Co. Limited in which the Series may be invested from time to time. Each such deduction shall be calculated as follows:

      M x C x D
             --

      Where M is the average daily market value of a holding in a unit trust managed by Baillie Gifford & Co. Limited included in the valuation on which the calculation of the fee is based.

      C is the factor described as a percentage and applied to the value of assets of the unit trust managed by Baillie Gifford & Co. Limited in calculating its annual management fee.

      D is the number of days in which the holding in the Series has been held during the period to which the fee relates.

      No initial charge will be made for any investment in such unit trust.

      4. The Manager shall procure that a sum equal to each deduction under paragraph 3 above shall be paid by Baillie Gifford & Co. Limited to the Manager. Said sum payable to the Manager shall be invoiced by the Manager to Baillie Gifford & Co. Limited following the end of each quarter and shall be due and payable within ten days of the relevant invoice.

      5. Said fees due to the Manager shall be invoiced by the Manager to the Series following the end of each quarter and shall be due and payable within ten days of the relevant invoice. The Series shall be entitled to make such payments on account as it may in its absolute discretion determine.

      6. For the purposes of paragraph 2 above:

      (i) the "Value of the Portfolio" means the aggregate of the values of the assets of the Portfolio of the Series at the close of business on a Business Day. The aggregate of the values of the assets shall be calculated by taking the value of securities held in the Portfolio of the Series, plus any cash or other assets (including dividends payable and declared but not collected) less all liabilities (including accrued expenses, but excluding capital and surplus);

      (ii) the "value of an asset" shall be taken:

            (1) in the case of an investment quoted on a Stock Exchange where market price is the recognised basis of quotation, at the price of such investment at the close of business of the appropriate exchange on the relevant Valuation Date or, if there have been no sales during the day, at the mean of the closing bid and asked prices;

            (2) in the case of an investment traded only on the over-the-counter market, at the mean between the bid and asked prices;

            (3) in the case of unquoted investments and other investments for which market quotations are not readily available, at the value ascertained in accordance with such manner as the Directors have deemed appropriate to reflect the fair value thereof;

      (iii) when any asset is held or liability is outstanding in a currency other than U.S. dollars, such asset or liability shall be notionally converted into the U.S. dollar equivalents at the prevailing market rates quoted by the Custodian at the close of business on the Business Day, on the relevant Valuation Date or, if such Valuation Date is not a Business Day, on the immediately preceding Business Day.

      7. The Manager shall procure that Baillie Gifford & Co. shall be responsible for furnishing such office space, facilities and equipment and such clerical help, administrative and bookkeeping services in Edinburgh as the Series shall reasonably require in the conduct of its business in accordance with the Administrative and Secretarial Agreement between Baillie Gifford & Co. and the Manager.

      8. The Series shall bear all expenses of its organization, operations and business not specifically assumed or agreed to be paid by the Manager as provided in this Fee Appendix. In particular, but without limiting the generality of the foregoing, the Series shall pay all of the expenses relating to the following expense categories: custody and accounting services; shareholder servicing agent; transfer and dividend disbursing agent; shareholder communications; shareholder meetings; prospectuses; calculation of net asset value; legal fees and expenses; accounting fees and expenses; directors' fees and expenses; federal and state registration fees; bonding and insurance; brokerage commissions; taxes; trade association fees; nonrecurring and extraordinary expenses (including but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges relating to the operation of the Series unless otherwise specifically provided herein. All such expenses shall be paid out of the assets of the Series.

      9. This Fee Appendix shall be subject to all terms and conditions of the Investment Advisory Agreement.

      10. This Fee Appendix shall become effective upon the date hereabove written, provided that it shall not take effect unless it has first been approved (i) by a vote of the Directors of the Company, including a majority of those Directors of the Company who are not parties to this Fee Appendix or the Investment Advisory Agreement or interested persons of any such persons at a meeting called for the purpose of such approval and (ii) by vote of a majority of the Series' outstanding voting securities.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

                                   FOR BAILLIE GIFFORD INTERNATIONAL FUND, INC.
                                   on behalf of
                                   BAILLIE GIFFORD EMERGING MARKETS FUND:


                                   /s/ John M. Smith
                                   ---------------------------------------------


/s/ Richard T. Potter   Witness
----------------------


/s/ [ILLEGIBLE]?        Witness
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                                   FOR GUARDIAN BAILLIE GIFFORD LIMITED:


/s/ [ILLEGIBLE]?        Witness    /s/ Gavin JN Gemmell
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/s/ [ILLEGIBLE]?        Witness
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